UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, putative class action lawsuits captioned In re Medicis Pharmaceutical Corporation, Consolidated C.A. No. 7857-CS (the “Delaware Action”) were filed in the Delaware Court of Chancery and in the Superior Court of Arizona in Maricopa County captioned Swint v. Medicis Pharmaceutical Corporation, CV2012-055635 (the “Arizona Action” and, together with the Delaware Action, collectively the “Merger Litigation”). The Merger Litigation relates to the Agreement and Plan of Merger, dated as of September 2, 2012 (the “Merger Agreement”), by and among Medicis Pharmaceutical Corporation (“Medicis”), Valeant Pharmaceuticals International (“Valeant”), Valeant Pharmaceuticals International, Inc., and Merlin Merger Sub, Inc., a wholly-owned subsidiary of Valeant (“Merger Sub”).

On November 20, 2012, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Medicis and the other named defendants in the Merger Litigation signed a memorandum of understanding (the “MOU”) to settle the Delaware Action. Subject to court approval and further definitive documentation in a stipulation of settlement, the MOU resolves the claims brought in the Merger Litigation and provides a release and settlement by the purported class of Medicis’ stockholders of all claims against the defendants and their affiliates and agents in connection with the Merger Agreement and transactions and disclosures related thereto. The asserted claims will not be released until such stipulation of settlement is approved by the court. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve such settlement even if the parties were to enter into such stipulation. Additionally, as part of the MOU, Medicis has agreed to make certain additional disclosures related to the proposed merger, which are set forth below. Finally, in connection with the proposed settlement, plaintiffs in the Delaware Action intend to seek, and the defendants have agreed to pay, an award of attorneys fees and expenses in an amount to be determined by the Delaware Court of Chancery. This payment will not affect the amount of merger consideration to be paid in the merger or the timing of the special meeting of Medicis’ stockholders scheduled for December 7, 2012 in Scottsdale, Arizona.

The additional disclosures in this Current Report on Form 8-K supplement the disclosure contained in the definitive proxy statement of Medicis filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2012 and mailed to Medicis’ stockholders on or about November 5, 2012 (the “Proxy Statement”), and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Proxy Statement. Nothing in this Current Report on Form 8-K, the MOU or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The following additional disclosures supplement the existing disclosures contained under the caption “Background of the Merger” beginning on page 27 of the Proxy Statement:

The disclosure is hereby amended and supplemented by inserting the following before the first paragraph on page 28:

On June 24, 2011, the Stock Option and Compensation Committee, or the Compensation Committee, of the Board approved an amended and restated employment agreement between Medicis and Mr. Shacknai, extending Mr. Shacknai’s contract term through June 30, 2016. The amended and restated employment agreement replaced the employment agreement, or the Prior Agreement, with Mr. Shacknai that required notice by June 30, 2011 that either party had elected not to renew the agreement (otherwise the agreement would automatically renew for a new five-year term commencing January 1, 2012). The amended and restated employment agreement was based substantially on the Prior Agreement, except as noted below. The material changes, as reflected in Mr. Shacknai’s amended and restated employment agreement, are as follows:

•

Cash severance payments and continuation of certain benefits following Mr. Shacknai’s termination of employment that are determined based on a multiple that exceeds three times base salary and bonus were reduced such that the maximum amount payable was capped at three times salary and bonus.

•

The tax gross-up provision for excise taxes incurred with respect to Section 280G excess parachute payments was replaced with a best pay limitation. Under the best pay limitation, Mr. Shacknai will be responsible for any excise taxes arising with respect to excess parachute payments under Section 280G of the Internal Revenue Code. If the net amount available to Mr. Shacknai after the payment of the applicable excise taxes is less than the amount that would be remaining if his payments were capped at the maximum amount that could be paid without triggering the excise taxes, his payments will be capped. No excise tax gross up payments will be paid under the amended and restated employment agreement with respect to excess parachute payments.

•	Guaranteed minimum annual equity awards were eliminated.

•

The term of the amended and restated employment agreement was limited to a period commencing on June 24, 2011 and expiring on June 30, 2016, unless sooner terminated as provided in the amended and restated employment agreement. The automatic renewal provisions were eliminated.

•

All equity awards, not just options as in the Prior Agreement, will become fully vested upon a termination without “cause,” resignation for “good reason,” death, disability, expiration of the term of the agreement, certain terminations in connection with a change in control, or, under certain circumstances and regardless of termination, a change in control that results in the dissolution, elimination or modification of the Company’s equity incentive plans.

•

Vesting of equity awards that could otherwise have been accelerated upon signing of an agreement that would result in a change of control will now vest only if the actual change in control transaction is consummated.

•

The amended and restated employment agreement was updated to reflect Mr. Shacknai’s current base salary of $1,100,000 per year and the fact that he was then currently eligible to be considered for an annual bonus based upon his performance and the performance of the Company measured against the Company’s fiscal plan for the prior fiscal year, calculated in accordance with the Company’s bonus plans as may be in effect from time to time.

Consistent with the Prior Agreement, Mr. Shacknai will be provided with varying severance payments and benefits upon termination of employment (1) by Mr. Shacknai for good reason, (2) by Medicis without cause, (3) following a change in control under certain circumstances, and (4) upon death or disability. Mr. Shacknai is also entitled, pursuant to the amended and restated employment agreement, to certain other employee benefits and perquisites. Additionally, Mr. Shacknai is subject to customary restrictive covenants including non-competition, non-solicitation, and protection of confidential information covenants during his employment and for one year following termination of employment; provided, however, that, the non-competition and non-solicitation covenants will not apply in the event of Mr. Shacknai’s termination of employment in connection with a change in control of the Company. In addition, the non-solicitation covenants will not apply in the event of termination of Mr. Shacknai’s employment by the Company for “cause” or by Mr. Shacknai without “good reason.” Certain conforming and other non-material changes deemed appropriate by the Compensation Committee were incorporated into the amended and restated employment agreement.

The first full paragraph on page 29 is hereby amended and supplemented by inserting the following after the sixth sentence of that paragraph:

The standstill provisions in the non-disclosure agreement with Financial Sponsor A terminated by their own terms upon execution of the Merger Agreement.

The second full paragraph on page 30 is hereby amended and supplemented by inserting the following before the last sentence of that paragraph:

In connection with the acquisition of Graceway’s assets, Medicis was advised by Roberts Mitani, LLC, or Roberts Mitani.

The last paragraph on page 30 is hereby amended and supplemented by replacing the fourth sentence of that paragraph with the following:

In addition, the board and management discussed the engagement of Roberts Mitani as an additional advisor in connection with a potential strategic transaction because of a long-standing relationship between a member of Roberts Mitani and Mr. Shacknai, as well as that member’s relationships in the specialty pharmaceutical industry.

The last paragraph on page 30 is hereby amended and supplemented by inserting the following after the last sentence of that paragraph:

Roberts Mitani was not engaged to, and was not asked to, provide a fairness opinion with respect to a possible transaction, including a potential sale of Medicis. Pursuant to the engagement letter between Medicis and Roberts Mitani, Medicis has agreed to pay Roberts Mitani fees, which are currently estimated to be approximately $5.6 million, for its services as financial advisor to Medicis, all of which is contingent upon the consummation of the merger. Medicis has also agreed to reimburse Roberts Mitani for reasonable fees and disbursements of Roberts Mitani’s counsel and all of Roberts Mitani’s reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of Roberts Mitani under the engagement letter. Medicis has also agreed to indemnify Roberts Mitani and certain related persons to the fullest extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

The penultimate paragraph on page 31 is hereby amended and supplemented by replacing the last two sentences of that paragraph with the following:

In addition, at the January 15, 2012 meeting, representatives of Deutsche Bank reviewed with the board a list of eight potential financial sponsors and nine potential strategic buyers that were meaningful players in dermatology and aesthetics, along with twelve other potential strategic buyers. Following discussion regarding, among other things, competitive sensitivity to providing due diligence information to potential strategic buyers and financial sponsors associated with competitors, the board requested that Deutsche Bank and management contact two additional potential financial sponsors, which we refer to as Financial Sponsor B and Financial Sponsor C, to gauge their interest in a potential acquisition of Medicis, but not any potential strategic buyers.

The first full paragraph on page 32 is hereby amended and supplemented by inserting the following after the first sentence of that paragraph:

The standstill provisions in the non-disclosure agreements with Financial Sponsor B and Financial Sponsor C terminated by their own terms upon execution of the Merger Agreement.

The last paragraph on page 33 is hereby amended and supplemented by inserting the following after the last sentence of that paragraph:

Medicis entered into the DB Note Hedge Transactions in order to reduce the potential dilution with respect to the Company’s Common Stock and/or reduce the Company’s exposure to potential cash payments that may be required upon conversion of the Notes. However, the DB Warrant Transactions would have a dilutive effect with respect to the Company’s Common Stock to the extent that the market price per share of the Company’s Common Stock exceeded the strike price of the warrants, unless the Company elected, subject to certain conditions, to settle the DB Warrant Transactions in cash. The strike price of the DB Warrant Transactions was initially approximately $60.26 per share, which represented a premium of approximately 60% over the last reported sale price of

$37.66 per share of the Company’s Common Stock on The New York Stock Exchange on May 10, 2012. The Company purchased the note hedges for $80.0 million, in aggregate, and issued and sold the warrants for aggregate proceeds of approximately $35.2 million. The purchase and sale of the note hedges and warrants were split 60% and 40%, respectively, between the DB Option Counterparty and an affiliate of JPMorgan Chase & Co.

The second paragraph on page 34 is hereby amended and supplemented by inserting the following after the first sentence of that paragraph:

The standstill provisions in the non-disclosure agreement with Strategic Party A terminated by their own terms upon execution of the Merger Agreement.

The second paragraph on page 34 is hereby amended and supplemented by inserting the following after the last sentence of that paragraph:

Roberts Mitani assisted in preparing the due diligence materials provided to Strategic Party A, including in reviewing projections created by Medicis management.

The third paragraph on page 34 is hereby amended and supplemented by replacing the last sentence of that paragraph with the following:

In addition, the board discussed that, as a result of the contractual provisions of the DB Note Hedge Transactions, the possibility existed that the DB Option Counterparty could recognize a contractual benefit that could have a financial benefit to the DB Option Counterparty (that would not be known until after the closing of the transaction) under the terms of the DB Note Hedge Transactions in connection with a merger or other change of control transaction involving Medicis and, in light of the fact that Deutsche Bank would be acting as financial advisor to Medicis in connection with a potential transaction with Strategic Party A and receive a fee in connection therewith, directed management of Medicis to negotiate a settlement with the DB Option Counterparty that would substantially reduce, and potentially eliminate, any anticipated benefit to the DB Option Counterparty.

The first full paragraph on page 39 is hereby amended and supplemented by replacing the first sentence of that paragraph with the following:

In addition, as part of its due diligence, VPII raised concerns on August 28, 2012 regarding perceived ambiguities in the employment agreement between Medicis and Mr. Shacknai, and indicated that VPII would terminate Mr. Shacknai’s employment at or shortly following closing of an acquisition of Medicis by VPII.

The following additional disclosures supplement the existing disclosures contained under the caption “Opinion of Deutsche Bank Securities Inc.” beginning on page 42 of the Proxy Statement:

The disclosures contained under the caption “Opinion of Deutsche Bank Securities, Inc.—Summary of Material Financial Analyses—Selected Companies Analysis” are hereby amended and supplemented by inserting the following after the first paragraph on page 47:

In light of the fact that Allergan, Inc., Shire plc and VPII are much larger and have a more diversified product mix than Medicis and the Tier 1 selected companies, that Deutsche Bank believed the multiples for Salix Pharmaceuticals Ltd. reflected significant value being attributed to a product that does not yet have regulatory approval for additional uses and, accordingly, is more comparable to a biotechnology company than a pharmaceutical company such as Medicis, and that Obagi is a much smaller company than Medicis, Deutsche Bank did not believe the multiples for such companies were as relevant for purposes of this analysis but included these companies in Deutsche Bank’s presentation to provide additional information to the Medicis board of directors.

The disclosures contained under the caption “Opinion of Deutsche Bank Securities, Inc.—Summary of Material Financial Analyses—Selected Companies Analysis” are hereby amended and supplemented by replacing the paragraph immediately following the table on page 47 with the following:

Deutsche Bank noted that, in light of recent generic competition for key products sold by Forest Laboratories Inc. and ViroPharma Inc., those companies were less relevant for purposes of multiples analysis relating to 2012 and 2013. Accordingly, in selecting the range of multiples of TEV to 2012 estimated EBITDA described in the following paragraph, Deutsche Bank placed less emphasis on both the multiples for Forest Laboratories Inc. and ViroPharma Inc. and the mean and median multiples of TEV to 2012 estimated EBITDA for the Tier 1 selected companies and instead relied primarily on the multiples for Warner Chilcott plc and Endo Health Solutions Inc.

The disclosures contained under the caption “Opinion of Deutsche Bank Securities, Inc.—Summary of Material Financial Analyses—Precedent Transactions Analysis” are hereby amended and supplemented by inserting the following after the second paragraph on page 50:

In selecting the range of multiples of TEV to 2012 estimated EBITDA described above, Deutsche Bank placed less emphasis on the LTM EBITDA multiple for the acquisition of Q-Med, AB, at the high end, and the global pharmaceuticals business of The Proctor & Gamble Company, at the low end, because those multiples were significant outliers compared with the multiples for the acquisitions of the six other companies involved in the selected precedent transactions.

The following additional disclosure supplements the existing disclosures contained under the caption “Certain Financial Forecasts—Probability Adjusted Financial Forecasts” beginning on page 53 of the Proxy Statement:

The penultimate paragraph on page 53 is hereby amended and supplemented by inserting the following after the last sentence of that paragraph:

Medicis did not create forecasts of cost or other synergies that VPII may achieve following consummation of the merger, although VPII has stated that the merger is expected to yield cost synergies at an annual run rate of at least $225 million within six months of closing.

The table on page 54 is hereby amended and supplemented by replacing it with the following:

	Fiscal years ended December 31,
($ in millions)	2012E	2013E	2014E	2015E	2016E	2017E	2018E
Solodyn	$328	$385	$437	$463	$491	$520	$311
Ziana	83	58	49	57	71	87	106
Restylane	115	119	125	131	138	144	151
Dysport	64	59	62	66	69	73	76
Vanos	51	34	7	2	1	0	0
Other Medicis	82	46	37	37	30	28	30
Zyclara (US)	57	72	83	95	109	126	145
Other Graceway (US)	—	—	—	—	—	—	—
Other Graceway (Canada)	42	27	27	26	26	26	26

Revenue from marketed products	$821	$799	$826	$878	$935	$1,003	$845

Medicis pipeline	—	28	55	79	136	237	452
Graceway pipeline	—	—	19	40	76	120	126

Total revenue	$821	$827	$900	$997	$1,148	$1,361	$1,423
% growth	13.9%	0.7%	8.9%	10.7%	15.1%	18.6%	4.5%
COGS	82	79	90	105	126	150	171

Gross profit	$739	$748	$810	$892	$1,021	$1,212	$1,252
% gross margin	90.0%	90.5%	90.0%	89.5%	89.0%	89.0%	88.0%

Operating expenses
Research & development	$57	$73	$98	$111	$134	$150	$177
% of sales	7.0%	8.8%	10.9%	11.1%	11.7%	11.0%	12.4%
SG&A expense	400	405	412	446	507	592	611
% of sales	48.7%	48.9%	45.8%	44.8%	44.2%	43.5%	42.9%
Depreciation & amortization	10	12	13	15	16	18	19

Total operating expenses	$468	$489	$524	$571	$657	$760	$807
% of sales	56.9%	59.2%	58.1%	57.3%	57.3%	55.8%	56.7%

EBIT(1)	$271	$259	$287	$321	$364	$452	$445
% EBIT margin	33.1%	31.3%	31.9%	32.2%	31.7%	33.2%	31.3%

EBITDA(1)	$281	$271	$300	$335	$380	$469	$464
% EBITDA margin	34.3%	32.7%	33.3%	33.6%	33.1%	34.5%	32.6%

Stock-based compensation expense	$22	$24	$26	$29	$32	$35	$39

EBITDA pre-SBC(1)	$303	$295	$326	$364	$412	$505	$503
% margin	36.9%	35.6%	36.2%	36.5%	35.9%	37.1%	35.3%
Free Cash Flow(1)		$157	$171	$189	$209	$251	$276
% growth			9.0%	10.4%	10.6%	20.1%	9.7%

(1)	EBIT represents pro forma earnings before interest and taxes, which we calculate as total revenue, minus cost of goods sold, minus total operating expenses. EBITDA represents pro forma earnings before interest, taxes, depreciation and amortization, which we calculate as total revenue, minus cost of goods sold, minus total operating expenses, plus depreciation and amortization. In calculating EBITDA, stock-based compensation was treated as a cash expense. Free Cash Flow is calculated as EBITDA, minus cash taxes, minus capital expenditures, minus the increase in working capital. EBIT, EBITDA and Free Cash Flow are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

The probability adjusted financial forecasts presented above were prepared in August 2012 and represent a decrease from similar forecasts previously created by Medicis management in July 2012. The annual revenues projected by the August 2012 forecasts were between 4.3% and 15.5% less, and the annual EBITDA projected by the August 2012 forecasts were between 6.5% and 23.8% less, than the probability adjusted financial forecasts created in July 2012.

The following is inserted immediately above the heading “Certain Financial Forecasts—Important Information About Our Probability Adjusted Financial Forecasts and Non-Adjusted Financial Forecast” on page 55:

The non-adjusted financial forecasts were updated by Medicis management in August 2012. The updated non-adjusted financial forecasts were provided to our board of directors and Deutsche Bank, but were not prepared for Deutsche Bank’s or the board of directors’ use, and were not used in the board of directors’ evaluation of the merger and the other transactions contemplated by the merger agreement. Our board of directors did not use the updated non-adjusted financial forecasts in its evaluation of the merger and the other transactions contemplated by the merger agreement because the updated non-adjusted financial forecasts were not probability-adjusted, and our board of directors did not believe that non-adjusted financial forecasts were an appropriate tool for measuring the expected future performance of Medicis in its evaluation of the merger and the other transactions contemplated by the merger agreement. Our board of directors instead used the probability adjusted financial forecasts described above in measuring the expected future performance of Medicis and in evaluating the merger and the other transactions contemplated by the merger agreement.

While the updated non-adjusted financial forecasts were provided to Deutsche Bank, the updated non-adjusted financial forecasts were not prepared for or provided to Deutsche Bank for its use, and were not used by Deutsche Bank, in connection with its evaluation of the merger, or in connection with its fairness opinion delivered to our board of directors.

The following is a summary of certain material projected financial information that was included in the updated non-adjusted financial forecasts.

	Fiscal years ended December 31,
($ in millions)	2012E	2013E	2014E	2015E	2016E	2017E	2018E
Medicis marketed products
Solodyn	$328	$385	$437	$463	$491	$520	$311
Ziana	83	58	49	57	71	87	106
Restylane	115	119	125	131	138	144	151
Dysport	64	59	62	66	69	73	76
Vanos	51	34	7	2	1	0	0
Other	82	46	37	37	30	28	30

Total Medicis marketed product revenue	$722	$700	$717	$756	$800	$852	$675

Graceway marketed products
Zyclara	57	72	83	95	109	126	145
Canada	42	27	27	26	26	26	26

Total Graceway marketed product revenue	$99	$99	$109	$122	$136	$152	$170

Revenue from marketed products	$821	$799	$826	$878	$935	$1,004	$845

Medicis pipeline products
Solodyn LA	—	—	—	—	—	—	$150
Ziana pads / pump	—	39	67	76	81	87	93
Doxycycline (weight based dosing)	—	—	—	—	—	6	77
Sol-Gel (BPO/Tret)	—	—	—	—	58	146	183
eTaz	—	—	—	—	—	15	57
Luliconazole	—	0	13	40	79	114	128
Cosmo	—	—	—	—	—	49	173

Total Medicis pipeline revenue	$0	$40	$79	$116	$216	$416	$862

Graceway pipeline products
Metrogel (BV)	—	—	35	72	82	90	98
Metrogel (Rosacea)	—	—	—	1	69	158	160

Total Graceway pipeline revenue	$0	$0	$35	$73	$151	$248	$258

Revenue from pipeline products	$0	$40	$114	$188	$367	$663	$1,120

Total revenue	$821	$839	$941	$1,066	$1,302	$1,667	$1,965
% growth		2.2%	12.1%	13.3%	22.1%	28.0%	17.9%

Forward Looking Statements

This Form 8-K and other documents we file with the SEC include forward-looking statements. These include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales and marketing efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. From time to time, we also may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on certain assumptions made by us based on our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. Among the factors that could cause actual results to differ materially from our forward-looking statements are the following:

•	development and launch of new competitive products, including over-the-counter or generic competitor products;

•	the ability to compete against generic and other branded products;

•	the ability to successfully execute our alternate fulfillment initiatives, and to grow the number of profitable prescriptions;

•	increases or decreases in the expected costs to be incurred in connection with the research and development, clinical trials, regulatory approvals, commercialization and marketing of our products;

•	the success of research and development activities, including the development of additional forms of SOLODYN®, and our ability to obtain regulatory approvals;

•	the speed with which regulatory authorizations and product launches may be achieved;

•	changes in the FDA’s position on the safety or effectiveness of our products;

•	changes in our product mix;

•	the anticipated size of the markets and demand for our products;

•	changes in prescription levels;

•	the impact of acquisitions, divestitures and other significant corporate transactions;

•	manufacturing or supply interruptions;

•	importation of other dermal filler or botulinum toxin products, including the unauthorized distribution of products approved in countries neighboring the U.S.;

•	the impact, beginning in 2013, of potential excise taxes on medical devices;

•	changes in the prescribing or procedural practices of dermatologists and/or plastic surgeons, including prescription levels;

•	the ability to successfully market both existing products and new products, including products we acquired from Graceway in December 2011;

•	difficulties or delays in manufacturing and packaging of our products, including delays and quality control lapses of third party manufacturers and suppliers of our products;

•	the availability of product supply or changes in the cost of raw materials;

•

trends toward managed care and health care cost containment, including health care initiatives and other third-party cost-containment pressures that could impose financial burdens or cause us to sell our products at lower prices, resulting in decreased revenues;

•

our strategy to negotiate additional new, multi-year contracts with targeted managed care organizations and pharmacy benefit managers, which may result in increased managed care rebates and have a negative impact on sales, reserves, profitability and the average selling price for affected products, such as SOLODYN®;

•	our ability to continue offering patient discounts and rebates for our products;

•	our ability to successfully launch and execute new patient rebate and related programs;

•

inadequate protection of our intellectual property or challenges to the validity or enforceability of our proprietary rights and our ability to secure patent protection from filed patent applications for our primary products, including SOLODYN®;

•	possible introduction of generic versions of our products, including SOLODYN®;

•

possible federal and/or state legislation or regulatory action affecting, among other things, our ability to enter into agreements with companies introducing generic versions of our products as well as pharmaceutical pricing, federal pharmaceutical contracts, mandatory discounts, and reimbursement, including under Medicaid and Medicare and involuntary approval of prescription medicines for over-the-counter use;

•

legal defense costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent protection, government investigations (including the civil investigative demand we recently received from the FTC relating to various settlement and other agreements we entered into with makers of generic SOLODYN® products and other efforts principally regarding SOLODYN®), and other legal proceedings;

•	changes in U.S. generally accepted accounting principles;

•	additional costs related to compliance with changing regulation of corporate governance and public financial disclosure;

•	any changes in business, political and economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world;

•	access to available and feasible financing on a timely basis;

•	the availability of product acquisition or in-licensing opportunities;

•	the risks and uncertainties normally incident to the pharmaceutical and medical device industries, including product liability claims;

•	the risks and uncertainties associated with obtaining necessary FDA approvals;

•	the inability to obtain required regulatory approvals for any of our pipeline products;

•	unexpected costs and expenses, or our ability to limit costs and expenses as our business continues to grow;

•	downturns in general economic conditions that negatively affect our dermal restorative and branded prescription products, and our ability to accurately forecast our financial performance as a result;

•

failure to comply with our federal health care programs and FDA requirements, which could result in substantial civil or criminal penalties and our being excluded from government health care programs, which could materially reduce our sales and adversely affect our financial condition and results of operations;

•	the inability to successfully integrate newly-acquired entities; and

•

the actual results of the pending merger with Valeant could vary materially as a result of a number of factors, including the possibility that various closing conditions for the transaction may not be satisfied or waived, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the outcome of any legal proceedings related to the merger, unexpected costs, liabilities or delays in connection with the pending merger, and other risks to consummation of the merger, including the risk that the transaction will not be consummated within the expected time period or at all.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to review any future disclosures contained in the reports that we file with the SEC. This Form 8-K, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011 contain discussions of various risks relating to our business that could cause actual results to differ materially from expected and historical results, which you should review. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider any such list or discussion to be a complete set of all potential risks or uncertainties.

Additional Information and Where to Find It

Medicis has filed with the SEC, and sent to its stockholders, a proxy statement in connection with the proposed merger with Valeant. The Proxy Statement contains important information about the proposed merger and related matters. MEDICIS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. Any person may request copies of this Form 8-K, the Proxy Statement, any of the documents incorporated by reference in the Proxy Statement or other information concerning Medicis, without charge, by written or telephonic request directed to Medicis Pharmaceutical Corporation, Attention: Corporate Secretary, 7720 North Dobson Road, Scottsdale, Arizona 85256, Telephone: (602) 808-8800; or MacKenzie Partners, Inc., or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Medicis, its directors and executive officers, and Mackenzie Partners, Inc. may be deemed to be participants in the solicitation of proxies from the stockholders of Medicis in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement described above. Additional information regarding these directors and executive officers is included in Medicis’ proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: November 21, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and
Corporate Secretary